Exhibit 5.1

March 1, 2021

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), by Prudential Financial, Inc., a New Jersey corporation (the “Company”), of:

(i)	senior and subordinated debt securities;

(ii)	shares of preferred stock;

(iii)	depositary shares representing shares of preferred stock;

(iv)	shares of common stock, par value $0.01 per share;

(v)	warrants; and

(vi)	guarantees, including guarantees of debt securities of the Company and its subsidiaries, of the Company;

I, as Vice President and Corporate Counsel for the Company, have examined or caused to be examined under my direction certificates of public officials and officers of the Company, and copies, certified or otherwise identified to my satisfaction, of such corporate documents and records of the Company, including the resolutions of the Company’s board of directors authorizing the issuance of the securities referred to above (the “Resolutions”), and such other records, certificates, documents and other instruments, and such questions of law, as I have deemed relevant and necessary or appropriate as a basis for this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

(1)    Senior and Subordinated Debt Securities. The indenture relating to the senior debt securities and the indenture relating to the subordinated debt securities (each, an “Indenture” and together, the “Indentures”), filed as exhibits to the registration statement of the Company (the “Registration Statement”), have been duly authorized, executed and delivered by the Company. When the Registration Statement has become effective under the Act, when the terms of the debt securities to be issued under an Indenture and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and when the debt securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the debt securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The senior and subordinated debt securities covered by the opinion in this paragraph include any senior or subordinated debt securities, as the case may be, that may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.

(2)    Preferred Stock. When the Registration Statement has become effective under the Act, when the terms of the preferred stock and of its issuance and sale have been duly established in conformity with the Company’s amended and restated certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when an appropriate certificate of amendment with respect to the preferred stock has been duly filed with the Secretary of State of the State of New Jersey and when the preferred stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the preferred stock will be validly issued, fully paid and nonassessable. The preferred stock covered in the opinion in this paragraph includes any preferred stock that may be represented by depositary shares or may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.

(3)    Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreement under which the depositary shares are to be issued have been duly established and the deposit agreement has been duly executed and delivered by the parties thereto, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the deposit agreement, when the preferred stock represented by the depositary shares has been duly delivered to the depositary and when the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred stock in accordance with the deposit agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.

(4)    Common Stock. When the Registration Statement has become effective under the Act, when the terms of the sale of shares of common stock have been duly established by all necessary corporate action in conformity with the Company’s amended and restated certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such shares of common stock have been duly authorized, issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, such shares of common stock will be validly issued, fully paid and nonassessable. The shares of common stock covered in the opinion in this paragraph include any shares of common stock that may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.

(5)    Warrants. When the Registration Statement has become effective under the Act, when the terms of the warrant agreements under which the warrants are to be issued have been duly established and the warrant agreements have been duly executed and delivered by the parties thereto, when the terms of such warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when such warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.

(6)    Guarantees. When the Registration Statement has become effective under the Act, when the relevant indenture relating to the guarantees have been duly authorized, executed and delivered, when the terms of the guarantees to be issued and their issuance and sale have been duly established in conformity with the relevant indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and when the guarantees have been duly executed and authenticated in accordance with the relevant indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the guarantees will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The guarantees covered in the opinion in this paragraph include any guarantees that may be issued pursuant to the terms of any other securities covered by the Registration Statement.

I note that, as of the date of this opinion, a judgment for money in an action based on a security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the laws of the State of New Jersey and the laws of the State of New York, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

As to certain factual matters, I have relied upon certificates of officers of the Company and its subsidiaries and certificates of public officials and other sources believed by me to be responsible; and I have assumed that the Indentures have been duly authorized, executed and delivered by the trustee, and that all other governing documents under which, if applicable, any securities covered by the Registration Statement may be issued, will have been duly authorized, executed and delivered by all parties thereto and that the signatures on all documents examined by me (or members of the Company’s legal department) are genuine (assumptions that I have not independently verified). I have further assumed that the issuance or delivery by the Company of any securities other than the securities covered by the Registration Statement, or of any other property, upon exercise or otherwise pursuant to the terms of the securities, will be effected pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Finally, I have assumed that the authority granted in the Resolutions will remain in effect at all relevant times and that no securities will be issued or other action taken in contravention of any applicable limit established pursuant to the Resolutions from time to time.

I am expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the securities covered by the Registration Statement or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

In rendering the foregoing opinion, I am not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material relating to the offer and sale of the securities.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

If a prospectus supplement relating to the offer and sale of any particular debt security or securities is prepared and filed by the Company with the Securities and Exchange Commission on a future date and the prospectus supplement contains my opinion, substantially in the form set forth below, the foregoing consent shall apply to my opinion and to the reference to me as providing such opinion.

“In the opinion of John M. Cafiero, as counsel to Prudential Financial, Inc. (the Company), when the notes offered by this prospectus supplement have been executed and issued by the Company and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such notes will be valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This opinion is given as of the date hereof and is limited to the laws of New Jersey and New York. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and to such counsel’s reliance on officers of the Company and other sources as to certain factual matters, all as stated in the opinion of John M. Cafiero, dated March 1, 2021, which has been filed as exhibit no. 5.1 to the registration statement.”

Very truly yours,

/s/ John M. Cafiero
John M. Cafiero